Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 21, 2022, with respect to the financial statements of Talcott Resolution Life Insurance Company Separate Account Twelve, included herein, and to the reference to our firm under the heading “Experts” in the registration statement No. 333-114401, Post-Effective Amendment No. 27, on Form S-6.

/s/ KPMG LLP

Boston, Massachusetts

April 27, 2022